Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of KBL Healthcare Acquisition Corp. III of our report dated March 9, 2009, relating to our audit of the financial statements of KBL Healthcare Acquisition Corp. III appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP
New York, New York
April 20, 2009